UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2021

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Zoned Properties, Inc. (the “Company”) on March 23, 2020, on March 19, 2020 (the “Issue Date”), the Company made an initial investment of $100,000 (the “Initial Investment”) into KCB Jade Holdings, LLC (“KCB”). In exchange for the Initial Investment, KCB issued to the Company a convertible debenture (the “Original Debenture”) dated March 19, 2020 in the original principal amount of $100,000. Also as previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on February 19, 2021, on February 19, 2021, the Company made an additional investment of $100,000 into KCB (the “Additional Investment”). In exchange, KCB issued to the Company an amended and restated convertible debenture (the “A&R Debenture”) on same date (the “First Amendment Date”).

On August 2, 2021, KCB issued to the Company a second amended and restated convertible debenture (the “Second A&R Debenture”). The Second A&R Debenture amends and restates in its entirety the A&R Debenture. Pursuant to the Second A&R Debenture, the Company and KCB agreed to revise certain terms in the A&R Debenture, as described below.

Right of Prepayment. KCB may prepay the Second A&R Debenture at any point after 18 months following the Issue Date, in whole or in part. However, if KCB elects to prepay the Second A&R Debenture prior to March 19, 2025 (the “Maturity Date”) or prior to any conversion in whole or in part, the Company will be entitled to receive a number of KCB Class B units (“Class B Units”), in addition to such prepayment amount, constituting 10% of the total outstanding KCB Units (as defined in (as defined in KCB’s Limited Liability Company Operating Agreement (the “Operating Agreement”)), for the avoidance of doubt, being 10% of the total of KCB’s Class A units (“Class A Units”) and the Class B Units together, and 10% of the total Percentage Interest (as defined in the Operating Agreement) following such issuance and at the time of such issuance.

Voluntary Conversion. On or after six months from the Issue Date, the Company is entitled to convert all or a portion of the principal balance and all accrued and unpaid interest due under the Second A&R Debenture (the “Outstanding Amount”) into a number of Class B Units equal to the proportion of the Outstanding Amount being converted multiplied by the Conversion Percentage, as defined below). Should KCB default on payment hereof, the Company may, at its option, extend all conversion rights, through and including the date KCB tenders or attempts to tender payment in full of all amounts due under the Second A&R Debenture. Conversion rights will terminate upon acceptance by the Company of payment in full of principal, accrued interest and any other amounts due under the Second A&R Debenture.

Conversion Percentage. The Conversion Percentage will be 33% of the total number of Units (for the avoidance of doubt, being 33% of the total of the Class A Units and the Class B Units together), issued and outstanding at the time of conversion, constituting 33% of the total Percentage Interest (the “Conversion Percentage”).

Right of Maturity Units. If (i) KCB does not elect to exercise its prepayment rights prior to the Maturity Date, and (ii) the Company does not elect to exercise its conversion rights, and (iii) KCB pays to the Company all outstanding principal and interest accrued and due under the terms of the Second A&R Debenture on the Maturity Date, then the Company will still be entitled to receive a number of Class B Units, in addition to such payment amount, constituting 8% of the total outstanding Units (for the avoidance of doubt, being 8% of the total of the Class A Units and the Class B Units together) and 8% of the total Percentage Interest (as such term is defined in the Second A&R Debenture) following such issuance and at the time of such issuance.

Apart from the terms described above, the terms of the Second A&R Debenture are substantially identical to the terms of the A&R Debenture, which are described in the Company’s Current Report on Form 8-K filed by the Company on February 19, 2021. The description of the A&R Debenture contained therein is incorporated by reference.

The foregoing description of the Second A&R Debenture is qualified in its entirety by reference to the complete terms and conditions of the Second A&R Debenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, KCB issued to the Company the Second A&R Debenture. The disclosure in Item 1.01 hereof concerning the Second A&R Debenture is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Convertible Debenture issued by KCB Jade Holdings, LLC in favor of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: August 4, 2021	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

2